Exhibit 99.1

BMHC COMPLETES ACQUISITION OF
HnR FRAMING SYSTEMS AND HOME BUILDING COMPONENTS

SAN FRANCISCO, (October 18, 2005) - Building Materials Holding Corporation (Nasdaq: BMHC) today confirmed that its wholly owned subsidiary, BMC Construction, Inc. has completed the acquisition of HnR Framing Systems, Inc. and the assets of Home Building Components.  HnR Framing and Home Building Components provide framing services and manufactured building components to high-volume production homebuilders in the greater San Diego metropolitan area and had combined sales of approximately $140 million in the twelve months ended March 31, 2005.

Robert E. Mellor, BMHC’s Chairman, President and Chief Executive Officer, stated, “We continue to successfully implement our strategy of expanding our construction services business for production homebuilders in key U.S. markets.  We are pleased to have finalized the transaction with HnR Framing and Home Building Components, which extends our presence into a new area in California and strengthens BMC Construction’s operations.  We look forward to working with the HnR Framing and Home Building Components management teams as they continue to provide quality services to high-volume production homebuilders in the greater San Diego metropolitan area.”

BMHC also announced that it has entered into discussions with the following companies regarding BMC Construction’s potential acquisition of their assets:

▪
MWB Building Contractors, Inc., a provider of framing services to high-volume production homebuilders in the Northern California and Reno, Nevada markets, which had sales of approximately $80 million for the twelve months ended June 30, 2005; and

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Benedetti Construction Management, Inc., a provider of framing services to high-volume production homebuilders in Southern California, which had sales of approximately $140 million for the twelve months ended June 30, 2005.

The parties have signed Letters of Intent.  Completion of the transactions is contingent upon the respective parties’ successful negotiation of definitive purchase and sale agreements; satisfactory completion of due diligence; and other normal approvals.  The closings of these transactions are expected to occur in the first or second quarter of 2006.

About BMHC
BMHC, a Fortune 1000 company, is one of the largest providers of residential construction services and building materials in the United States.  We serve the homebuilding industry through two subsidiaries: BMC West distributes building materials and manufactures building components for professional builders and contractors in the western and southern states; BMC Construction provides construction services to high-volume production homebuilders in key growth markets across the country.  To learn more about BMHC, visit our website at www.bmhc.com.

BUSINESS RISKS AND FORWARD-LOOKING STATEMENTS
There are a number of business risks and uncertainties that affect our operations and therefore could cause future results to differ from past performance or expected results.   Additional information regarding business risks and uncertainties is contained in Item 1 of our 2004 Form 10-K.  These risks and uncertainties may include, but are not limited to:

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demand for homebuilding which is influenced by changes in the overall condition of the U.S. economy, including job formation, interest rates and consumer confidence, as well as other important factors;

•	fluctuations in our costs and availability of sourcing channels for commodity wood products and building materials;
•	changes in the business models of our customers;
•	intense competition;
•	integration of acquired businesses may not result in anticipated cost savings and revenue synergies being fully realized or it may take longer to realize than expected;
•	our ability to identify suitable acquisition candidates;
•	availability of and our ability to attract, train and retain qualified individuals;
•	unanticipated weather conditions including natural catastrophic events such as earthquakes, fire, flood, hurricanes, tornadoes, etc.;
•	implementation of cost structures that align with revenue growth;
•	actual and perceived vulnerabilities as a result of terrorist activities and armed conflict; and
•	numerous other matters of a local and regional scale, including those of a political, economic, business, competitive or regulatory nature.

Certain statements made in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements that are not historical or current facts, including statements about our expectations, anticipated financial results and future business prospects are forward-looking statements.  While these statements represent our current judgment on what the future may hold and we believe these judgments are reasonable, these statements involve risks and uncertainties that could cause our actual results to differ materially from those in forward-looking statements.  These factors include, but are not limited to the risks and uncertainties cited in the above paragraph.  Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date of this news release.  We undertake no obligation to update forward-looking statements.

CONTACTS:

Bill Smartt Senior Vice President and Chief Financial Officer (415) 627-9100	Ellis Goebel Senior Vice President, Business Development and Investor Relations (415) 627-9100
Mark Kailer Vice President, Treasurer and Investor Relations (415) 627-9100